EXHIBIT 1


                            SHARE EXCHANGE AGREEMENT


THIS SHARE EXCHANGE AGREEMENT, dated May 19, 1999, is among BIDHIT.COM, INC., a Washington corporation ("BidHit Washington"), BIDHIT.COM, INC., a Nevada corporation ("BidHit Nevada"), and TIM BLACK ("Black") (collectively, the "Parties").


WHEREAS:

A. BidHit Washington has acquired all right, title and interest to Interactive Auction Online which was previously operated as a sole proprietorship by Black.

B. Black is the sole shareholder of BidHit Washington.

C. BidHit Nevada wishes to acquire all of the issued and outstanding common shares of BidHit Washington in consideration for cash and shares of BidHit Nevada.

THIS AGREEMENT WITNESSES THAT in consideration of the mutual premises, covenants and agreements set forth in this Agreement, the Parties hereto covenant and agree as follows:

                                   ARTICLE ONE
                                 SHARE EXCHANGE

1.1 SHARE EXCHANGE. Black shall exchange all of the issued and outstanding common shares of BidHit Washington (the "BidHit Washington Shares") for $300,000 and 926,250 common shares of BidHit Nevada (the "BidHit Nevada Shares").

1.2 INSTRUMENTS OF CONVEYANCE AND TRANSFER. Upon closing, Black shall deliver a share certificate for 100 shares registered in the name of BidHit Nevada representing the BidHit Washington Shares. BidHit Nevada has advanced $300,000 to Black prior to execution of this Agreement and shall deliver a share certificate representing the BidHit Nevada Shares.

                                   ARTICLE TWO
                        REPRESENTATIONS AND WARRANTIES OF
                           BLACK AND BIDHIT WASHINGTON

2.1 Black and BidHit Washington represent and warrant to BidHit Nevada, with the intent that BidHit Nevada will rely upon representations and warranties in entering into this Agreement and completing the transaction contemplated that:

         (a) BidHit Washington is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington. It has all requisite corporate power, franchises, licenses, permits, and authority to own its properties and assets and to carry on its business as it has been and is being conducted. BidHit Washington is duly qualified and in good standing in each jurisdiction in which it conducts business.

         (b) OWNERSHIP OF COMPANY SHARES. BidHit Washington is authorized to issue 100 common shares of which 100 common shares are
                  validly   issued   and   outstanding



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                  as  fully  paid  and  non-assessable   shares.  Black  is  the
                  registered and beneficial owner of the BidHit Washington Shares and owns the BidHit Washington Shares free and clear of any liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever.

         (c) NO OPTION. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any of the BidHit Washington Shares or, to the knowledge of Black, for the purchase, subscription or issuance of any of the unissued shares in the capital of BidHit Washington.

         (d) CAPACITY. Black has full right, power and authority to enter into this Agreement on the terms and conditions contained and to transfer and cause the transfer of full legal, registered and beneficial title and ownership of the BidHit Washington Shares to BidHit Nevada.

         (e) NO RESTRICTIONS. There are no restrictions on the transfer, sale or other disposition of the BidHit Washington Shares contained in the charter documents of BidHit Washington or under any agreement, and the BidHit Washington Shares may be freely traded and transferred to BidHit Nevada under all applicable laws and regulations.

         (f) AUTHORIZATION AND ENFORCEABILITY. The execution and delivery of this Agreement, and the transfer of the BidHit Washington Shares contemplated , have been duly and validly authorized by all necessary corporate action on the part of BidHit Washington and this Agreement constitutes a legal, valid and binding obligation of Black and BidHit Washington and is enforceable against them in accordance with its terms.

         (g) NO COMPANY DEBT TO RELATED PARTIES. BidHit Washington is not, and on Closing will not be, indebted to Black, any officer or director of BidHit Washington, nor to any corporation or other business entity in which Black holds a direct or indirect interest.

         (h) NO RELATED PARTY DEBT TO BIDHIT WASHINGTON. Black is not indebted to or under financial obligation to BidHit Washington on any account whatsoever.

         (i) NO MATERIAL CONTRACTS WITH BLACK. With the exception of his employment contract, Black is not a party to any material contract with BidHit Washington, whether directly or indirectly or through any corporation owned or controlled by Black.

         (j) NO CHARGE ON ASSETS. Black has no claim to any of the assets of BidHit Washington.

2.2 BidHit Nevada represents and warrants to BidHit Washington and Black, with the intent that BidHit Washington and Black will rely upon representations and warranties in entering into this Agreement and completing the transaction contemplated that:


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         (a)      BidHit  Nevada  is  a  corporation  duly  organized,   validly
                  existing, and in good standing under the laws of the State of Nevada. It has all requisite corporate power, franchises, licenses, permits, and authority to own its properties and assets and to carry on its business as it has been and is being conducted.

         (b) BidHit Nevada is an "Accredited Investor" as defined in Regulation D of the United States Securities Act of 1933 (the "Act").

         (c) BidHit Nevada is acquiring the BidHit Washington Shares solely for BidHit Nevada's own account as principal, for investment purposes only and not with a view to the resale or distribution, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in the BidHit Washington Shares.

         (d) BidHit Nevada will not sell or otherwise transfer the BidHit Washington Shares without registration under the Act or an exemption therefrom and fully understands that BidHit Nevada must bear the economic risk of BidHit Nevada's purchase for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are registered under the Act and under the applicable securities laws of such states or unless an exemption from that registration is available.

         (e) At Closing as defined in Section 4.1 below, Black shall transfer title in and to the BidHit Washington Shares to BidHit Nevada free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind, whether direct or indirect or contingent, other than any legends required by securities laws and regulations.

                                  ARTICLE THREE
                              CONDITIONS PRECEDENT

CONDITIONS PRECEDENT OF BLACK AND BIDHIT WASHINGTON

3.1 Black and BidHit Washington's obligations to carry out the transactions contemplated hereby is subject to the fulfilment of each of the following conditions precedent on or before the Closing:

         (a) all documents or copies of documents required to be executed and delivered to Black and BidHit Washington hereunder will have been so executed and delivered;

         (b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by BidHit Nevada at or prior to the Closing will have been complied with or performed; and



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         (c)      the  representations and warranties of BidHit Nevada set forth in section 2.2 will be true and correct at the Closing with the same effect as if made as of the Closing.

WAIVER BY BIDHIT WASHINGTON AND BLACK

3.2 The conditions precedent set out in section 3.1 are inserted for the exclusive benefit of Black and BidHit Washington and any condition may be waived in whole or in part by Black and BidHit Washington at or prior to the Closing by delivering to BidHit Nevada a written waiver to that effect signed by Black and BidHit Washington. If Black and BidHit Washington waive compliance with any condition, Black and BidHit Washington may not allege any breach of that condition so waived.

CONDITIONS PRECEDENT OF BIDHIT NEVADA

3.3 The obligation of BidHit Nevada to carry out the transactions contemplated hereby is subject to the fulfilment of each of the following conditions precedent on or before the Closing:

         (a) all funds, documents or copies of documents required to be executed and delivered to BidHit Nevada hereunder have been executed and delivered;

         (b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by Black and BidHit Washington by the Closing have been complied with or performed; and

         (c) the representations and warranties of Black and BidHit Washington set forth in section 2.1 will be true and correct at the Closing with the same effect as if made as of the Closing.

WAIVER BY BIDHIT NEVADA

3.4 The conditions precedent set out in section 3.3 are inserted for the exclusive benefit of BidHit Nevada and any condition may be waived in whole or in part by BidHit Nevada before the Closing by delivering to Black and BidHit Washington a written waiver to that effect signed by BidHit Nevada. If BidHit Nevada waives compliance with any condition, BidHit Nevada may not allege any breach of that condition so waived.

NATURE OF CONDITIONS PRECEDENT

3.5 The conditions precedent set forth in this Article 3 are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions precedent in favour of the other party or parties set forth in this
Article 3.

                                  ARTICLE FOUR
                        CLOSING AND DELIVERY OF DOCUMENTS


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4.1 The exchange of BidHit  Washington  Shares for BidHit  Nevada Shares and the
other transactions contemplated by this Agreement will be closed on the 10th business day following the date on which all conditions precedent in this Agreement have been satisfied or waived by the Parties (the "Closing"). The Closing will take place at 10:00 a.m. at the offices of Jeffs & Company being Suite 420, 1090 West Pender Street, Vancouver, B.C.

DOCUMENTS TO BE DELIVERED BY BLACK AND BIDHIT WASHINGTON

4.2 By the Closing, Black and BidHit Washington will deliver or cause to be delivered to BidHit Nevada:

         (a) the records book for BidHit Washington containing all original share certificates representing previous issuances of shares of BidHit Washington duly endorsed for transfer to BidHit
                  Nevada as required, together with a duly executed share certificate representing the BidHit Washington Shares issued to BidHit Nevada and recorded in the share register of BidHit Washington;

         (b) certified copies of resolutions of the shareholders and directors of BidHit Washington as are required to be passed to authorize the execution, delivery and implementation of this Agreement and the appointment of Mr. Tim Black as President, Secretary, Treasurer and the sole director of BidHit Washington;

         (c) all other documents as BidHit Nevada may reasonably require to give effect to the terms and intention of this Agreement.

DOCUMENTS TO BE DELIVERED BY BIDHIT NEVADA

4.3 By the Closing, BidHit Nevada shall deliver or cause to be delivered to BidHit Washington and Black:

         (a) a certified resolution of the directors of BidHit Nevada approving the transactions contemplated by this Agreement;

         (b) a share certificate of BidHit Nevada registered in the name of Tim Black for 926,250 common shares of BidHit Nevada bearing a legend restricting their trading under Rule 144 of the Act;

         (c)      all  other  documents  as  BidHit   Washington  or  Black  may
                  reasonably require to give effect to the terms and intention of this Agreement.

DELIVERY OF DOCUMENTS IN ESCROW

4.4 Upon execution of this Agreement, BidHit Nevada, Black and BidHit Washington shall use their best efforts to deliver the closing documents set out in subparagraphs 4.2 and 4.3 to BidHit Nevada's solicitor in escrow. All closing documents delivered to BidHit Nevada's solicitors in escrow will be held until all conditions precedent set out in Article 3 of this Agreement have been satisfied or waived by Black, BidHit Nevada and BidHit Washington as



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applicable.  Upon  satisfaction  of all conditions  precedent,  BidHit  Nevada's solicitors shall be entitled to release the closing documents to BidHit Nevada, BidHit Washington and Black.

                                  ARTICLE FIVE
                               GENERAL PROVISIONS

5.1 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the Parties with respect to the transactions contemplated, and supersedes all prior agreements, arrangements and understandings related to the subject matter. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

5.2 NOTICES. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties be desirable, to be given to any other Party hereto must be in writing and delivered personally by facsimile to the following addresses:

         If to BidHit Washington or Black:    BidHit.com, Inc. (Washington)
                                              Suite 204
                                              18702 North Creek Parkway
                                              Bothell, Washington   98011

                                              Attention:  Mr. Tim Black
                                              Fax:  (425)424-3661

         If to BidHit Nevada:                 BidHit.com, Inc. (Nevada)
                                              Suite 2500
                                              1177 West Hastings Street
                                              Vancouver, B.C.
                                              V6E 2K3

                                              Attention:  Mr. Jason John
                                              Fax:  (604)687-0853

With copies to:                               Jeffs & Company
                                              Law Corporation
                                              Suite 420
                                              1090 West Pender Street
                                              Vancouver, B.C.
                                              V6E 2N7

                                              Attention:  Mr. Gerald R. Tuskey
                                              Fax:  (604)664-0671


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The persons and  addresses set forth above may be changed from time to time by a notice sent as previously referred to. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, the notice is conclusively deemed given at the time of delivery.

5.3 WAIVER AND AMENDMENT. Any term, provision, covenant, representation, warranty of condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits. The failure or delay of any party at any time to require performance of any provision or to exercise its rights with respect to any provision in no manner operates as a waiver of or affects the party's right at a later time to enforce the performance. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, is deemed to be a further or continuing waiver of any condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement is valid and binding unless it is in writing and signed by the Parties.

5.4 CHOICE OF LAW. This Agreement and the rights of the Parties are governed by the laws of the State of Washington including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

5.5 JURISDICTION. The parties submit to the jurisdiction of the courts of the State of Washington for the resolution of all legal disputes arising under the terms of this Agreement.

5.6 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which is deemed an original, but all of which together constitute one instrument. Facsimile signatures of this Agreement are deemed a valid and binding execution of this Agreement.

5.7 ATTORNEYS' FEES. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

5.8 TAXES. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

5.9 SHAREHOLDER AND DIRECTOR APPROVAL. All of the provisions of this Agreement, including the Closing, are expressly contingent upon the approval of the shareholders and directors of both BidHit Nevada and BidHit Washington. These approvals must be evidenced by an executed certificate of the respective corporate secretaries. If any required approvals are not received, this Agreement automatically and immediately terminates and all Parties shall


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return or cause to be  returned  any  documents  or items of value  received  in connection with this Agreement. Further, the Parties will keep the terms and subject of this Agreement confidential.

         IN WITNESS WHEREOF, the Parties have executed this Agreement, as of the date first written above.

BIDHIT NEVADA                               BIDHIT WASHINGTON

BIDHIT.COM, INC.,                           BIDHIT.COM, INC.,
A Nevada corporation                        A Washington corporation

/s/ Jason John, President                  /s/ Tim Black, President
-------------------------                  ------------------------



/s/ Tim Black
-------------------------